UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 13, 2018
(Date of earliest event reported)

Royale Energy, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	000-55912	33-02224120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1870 Cordell Court, Suite 210
El Cajon, California 92020
(Address of principal executive offices) (Zip Code)

(619) 383-6600
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.          □

Item 1.01.          Entry into a Material Definitive Agreement

Introductory Note

On April 13, 2018, Royale Energy, Inc. (“Royale”), and two of Royale’s subsidiaries, Royale Energy Funds, Inc. (“REF”), and Matrix Oil Management Corporation (“Matrix”), consummated the second part of the previously announced Subscription and Contribution Agreement (the “Contribution Agreement”) with RMX Resources, LLC (“RMX”), CIC RMX LP (“CIC”), and entered into certain other agreements contemplated therein (the “Transaction”).  The Contribution Agreement provided that Royale, REF and Matrix will contribute certain assets to RMX Resources, LLC (“RMX”), a newly formed Texas limited liability company. In exchange for its contributed assets, Royale received a 20% equity interest in RMX, an equity performance incentive interest and up to $20.0 million to pay off Matrix’s current senior lender, Arena Limited SPV, LLC, in full, and to pay REF, Matrix and Royale’s trade payables and other outstanding obligations.  CIC contributed an aggregate of $25.0 million in cash to RMX in exchange for (i) an 80% equity interest in RMX, with preferred distributions until certain thresholds are met, (ii) a warrant (“Warrant”) to acquire up to 4,000,000 shares of Royale’s common stock at an exercise price of $0.01 per share and registration rights pursuant to a Registration Rights Agreement (“Registration Rights Agreement”).

The Contribution Agreement contemplated a two-step closing and funding, with the First Closing consummated on April 4, 2018 and the Second Closing consummated on April 13, 2018.

Letter Agreement

In connection with the Second Closing, the parties entered into a letter agreement related to the preliminary Settlement Statement process.  The parties agreed that, in lieu of the payment originally contemplated under Section 1.6(v) of the Contribution Agreement, the Royale Parties would receive the sum of $4,000,000, subject to adjustment. The $4,000,000 delivered at the Second Closing was an advance against amounts due the Royale Parties as Purchase Price, and the advance was subject to further adjustment in accordance with the Contribution Agreement.  In addition the Royal Parties acknowledged that RMX and CIC retained all rights to pursue any claims for indemnification that may arise from breaches with respect to the matters described therein.

The foregoing description of the  Letter Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Letter Agreement, a copy of which is filed as  Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.          Completion of Acquisition or Disposition of Assets

Second Closing on Contribution Agreement

On April 13, 2018, Royale, REF, Matrix, RMX and CIC satisfied the closing conditions and consummated the Second Closing of the Contribution Agreement and the description thereof set forth under Item 1.01 is incorporated by reference in this Item 2.01.

The information set forth in Item 1.01 with respect to the Transaction is incorporated herein by reference.

Item 3.02.          Unregistered Sales of Equity Securities.

The issuance of the Warrant pursuant to the Contribution Agreement and the description thereof set forth under Item 1.01 are incorporated by reference in this Item 3.02. The Warrant was issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act as sales by an issuer not involving any public offering.

The information set forth in Item 1.01 with respect to the Transaction is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description
2.1*	Letter Agreement by and among RMX, CIC, Royale, REF and Matrix (April 12, 2018)

*          Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: April 17, 2018	By:	/s/ Jonathan Gregory
	Name:	Jonathan Gregory
	Title:	Chief Executive Officer